Exhibit 99.1

Hillenbrand Reports Third Quarter Fiscal Year 2019 Financial Results

•	Revenue of $447 million was flat compared to the prior year

•	GAAP EPS of $0.48 decreased 14%, or $0.08, primarily as a result of business acquisition costs and restructuring charges; adjusted EPS of $0.57 was flat compared to the prior year

•	Order backlog of $940 million increased 20% YoY driven primarily by demand for large plastics projects; backlog decreased 2% sequentially

•	YTD cash flow from operations of $110 million decreased $47 million compared to prior year largely due to increased working capital requirements

•	Updating fiscal 2019 guidance for adjusted EPS to $2.40 to $2.46 (previously $2.45 to $2.60), and maintaining revenue growth guidance of 1% to 3%

•	As previously communicated, on July 12, 2019, Hillenbrand announced it has entered into an agreement to acquire Milacron Holdings Corp.

BATESVILLE, Ind., July 31, 2019 --/PRNewswire/ --Hillenbrand, Inc. (NYSE: HI) reported results today for the third quarter of fiscal 2019, which ended June 30, 2019.

Third Quarter Results
Hillenbrand revenue of $447 million was flat compared to the prior year. Excluding the impact of foreign currency exchange, revenue increased 3%. Batesville was up approximately 2%, which was partially offset by a decrease of 0.4% in the Process Equipment Group.

Net income of $30 million, or $0.48 per share, decreased $0.08 per share over the prior year, primarily as a result of business acquisition costs and restructuring charges. The effective tax rate for the quarter was 26.8% compared to 29.6% in the prior year, primarily attributable to the full implementation of the Tax Cuts and Jobs Act.

Adjusted net income of $36 million resulted in adjusted earnings per share of $0.57, in line with the prior year. Adjusted EBITDA of $70 million decreased 3% from the prior year, and adjusted EBITDA margin of 15.6% decreased 40 basis points, primarily driven by cost inflation and product mix, which were partially offset by strategic pricing and productivity improvements. Hillenbrand generated cash flow from operations of $110 million year to date.

“Plastics remained a bright spot in the third quarter with continued revenue growth. We continue to see a solid pipeline of large polyolefin systems projects, and our backlog remains strong. Countering that, we experienced softer demand in a number of industrial end markets compared to the relative strength in recent quarters,” said Joe Raver, President and CEO of Hillenbrand. “In the face of shifting demand trends, we’ll continue to utilize the Hillenbrand Operating Model across the business to protect profitability while ensuring we are able to respond to our customers' needs. We have initiatives in progress to manage costs and position the business to successfully navigate any economic environment.”
Process Equipment Group
Process Equipment Group revenue of $315 million decreased 0.4% compared to the same period in the prior year. Excluding the impact of foreign currency exchange, revenue increased 3%. Revenue from large plastics projects remained higher than the prior year, and the BM&M acquisition contributed approximately 1% to revenue growth. This revenue growth was partially offset by reduced demand in other industrial end markets, including screening and separating equipment for proppants.

Adjusted EBITDA margin of 17.4% decreased 100 basis points, primarily driven by the increased proportion of large systems projects, which carry a lower margin, and cost inflation. Order backlog of $940 million increased 20% over the prior year, or 22% excluding the impact of foreign currency. On a sequential basis, order backlog decreased 2% compared to the second quarter.

Batesville
Batesville revenue of $131 million increased 2% year over year, primarily due to the impact of an upfront incentive linked to a customer contract renewal in the prior year. Excluding the customer contract renewal, revenue was flat, despite lower demand. Adjusted EBITDA margin of 19.3% decreased 50 basis points compared to the prior year, mainly driven by cost inflation, partially offset by an easier comparison due to the impact of the customer contract renewal in the prior year and productivity gains.

Acquisition Update
On July 12, 2019, Hillenbrand announced it had entered into a definitive agreement to acquire Milacron Holdings Corp. (NYSE: MCRN) in a cash and stock transaction valued at approximately $2 billion, including debt, net of cash on hand, of $686 million as of March 31, 2019. The transaction adds new strategic businesses to Hillenbrand’s portfolio, including hot runner systems and injection molding through Milacron’s leading Mold-Masters and Milacron brands. Together, the combined company is expected to have increased scale and meaningful product diversification, enhancing its ability to serve customers through complementary technologies across the plastics value chain, including polyolefin production, compounding, processing both extruded and injection molded products, and recycling.

“We’re excited about the Milacron acquisition, which we see as the next step in Hillenbrand’s vision to become a world-class global diversified industrial company,” said Raver. “Milacron has good businesses with great technology and a sizable customer base. As a combined company, we believe we’ll have differentiated capabilities to serve customers across the plastics value chain, and we see meaningful opportunities to drive efficiencies across the business through the application of the Hillenbrand Operating Model. We expect to generate $50 million in run-rate cost savings within three years, and we believe that this deal will create solid financial benefits for both sets of shareholders.”

Hillenbrand has secured access to committed bridge financing for the purpose of funding the cash portion of the transaction and refinancing Milacron’s outstanding debt at close. The transaction, which is expected to close in the first calendar quarter of 2020, is subject to customary closing conditions and regulatory approvals, including the approval of stockholders of Milacron.

Fiscal 2019 Guidance
Hillenbrand is reaffirming its 2019 revenue guidance, despite the impact of higher FX:

•	Revenue growth of 1% to 3%, including negative FX impact of 3%

•	Process Equipment Group revenue up 3% to 5%, including negative FX impact of 4%

•	Batesville revenue down 1% to 3%
Due to slowing industrial end markets, in addition to a higher expected tax rate and continued pressure from foreign currency translation, Hillenbrand is updating its 2019 EPS guidance:

•	Adjusted EPS of $2.40 to $2.46 (previously $2.45 to $2.60)

Conference Call Information
Date/Time: 8:00 a.m. ET, Thursday, August 1, 2019
Dial-In for U.S. and Canada: 1-833-241-7251
Dial-In for International: +1-647-689-4215
Conference call ID number: 6642849
Webcast link: https://ir.hillenbrand.com (archived through Friday, August 30, 2019)

Replay - Conference Call
Date/Time: Available until midnight ET, Thursday, August 15, 2019
Replay ID number: 6642849
Dial-In for U.S. and Canada: 1-800-585-8367
Dial-In for International: +1-416-621-4642

Hillenbrand’s financial statements on Form 10-Q are expected to be filed jointly with this release and will be made available on the company’s website (https://ir.hillenbrand.com).

In addition to the financial measures prepared in accordance with accounting principles generally accepted in the U.S. (GAAP), this earnings release also contains non-GAAP operating performance measures. These non-GAAP measures are often referred to as “adjusted” and exclude impairment charges, expenses associated with business acquisition, development, and integration, restructuring and restructuring related charges, backlog amortization, and inventory step-up. The related income tax for all of these items is also excluded. These non-GAAP measures also exclude the non-recurring tax benefits and expenses related to the U.S. government enacted tax legislation referred to as the Tax Cuts and Jobs Act (the “Tax Act”). Non-GAAP information is provided as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Hillenbrand uses this non-GAAP information internally to make operating decisions and believes it is helpful to investors because it allows more meaningful period-to-period comparisons of ongoing operating results. The information can also be used to perform trend analysis and to better identify operating trends that may otherwise be masked or distorted by these types of items. Hillenbrand believes this information provides a higher degree of transparency.

An important non-GAAP measure Hillenbrand uses is adjusted earnings before interest, income tax, depreciation, and amortization (“adjusted EBITDA”). A part of Hillenbrand’s strategy is to pursue acquisitions that strengthen or establish leadership positions in key markets. Given that strategy, it is a natural consequence to incur related expenses, such as amortization from acquired intangible assets and additional interest expense from debt-funded acquisitions. Accordingly, we use adjusted EBITDA, among other measures, to monitor business performance.

Another important non-GAAP operational measure used is backlog.  Backlog is not a term recognized under GAAP; however, it is a common measurement used in industries with extended lead times for order fulfillment (long-term contracts), like those in which our Process Equipment Group competes.  Backlog represents the amount of consolidated revenue that we expect to realize on contracts awarded to the Process Equipment Group.  For purposes of calculating backlog, 100% of estimated revenue attributable to consolidated subsidiaries is included.  Backlog includes expected revenue from large systems and equipment, as well as replacement parts, components, and service. The length of time that projects remain in backlog can span from days for replacement parts or service to approximately 18 to 36 months for larger system sales.  Backlog includes expected revenue from the remaining portion of firm orders not yet completed, as well as revenue from change orders to the extent that they are reasonably expected to be realized.  We include in backlog the full contract award, including awards subject to further customer approvals, which we expect to result in revenue in future periods.  In accordance with industry practice, our contracts may include provisions for cancellation, termination or suspension at the discretion of the customer.

Hillenbrand expects that future revenue associated with the Process Equipment Group will be influenced by backlog because of the lead time involved in fulfilling engineered-to-order equipment for customers. Although backlog can be an indicator of future revenue, it does not include projects and parts orders that are booked and shipped within the same quarter. The timing of order placement, size, extent of customization, and customer delivery dates can create fluctuations in backlog and revenue. Revenue attributable to backlog may also be affected by foreign exchange fluctuations for orders denominated in currencies other than U.S. dollars.

Hillenbrand calculates the foreign currency impact on net revenue in order to better measure the comparability of results between periods. We calculate the foreign currency impact by translating current year results at prior year foreign exchange rates. This information is provided because exchange rates can distort the underlying change in sales, either positively or negatively.

See below for a reconciliation from GAAP operating performance measures to the most directly comparable non-GAAP (adjusted) performance measures. Given that there is no GAAP financial measure comparable to backlog, a quantitative reconciliation is not provided.

Hillenbrand (www.Hillenbrand.com) is a global diversified industrial company with multiple leading brands that serve a wide variety of industries around the world. We strive to provide superior return for our shareholders, exceptional value for our customers, great professional opportunities for our employees, and to be responsible to our communities through deployment of the Hillenbrand Operating Model.

Hillenbrand, Inc.
Consolidated Statements of Income (Unaudited)
(in millions, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Net revenue	$446.6	$446.0	$1,321.5	$1,295.4
Cost of goods sold	298.2	282.5	865.2	817.1
Gross profit	148.4	163.5	456.3	478.3
Operating expenses	90.8	98.3	275.2	285.7
Amortization expense	8.6	7.6	25.0	22.7
Impairment charge	—	—	—	63.4
Interest expense	5.2	5.5	16.1	17.8
Other (expense) income, net	(0.5)	(0.7)	0.1	(2.2)
Income before income taxes	43.3	51.4	140.1	86.5
Income tax expense	11.6	15.2	39.9	52.5
Consolidated net income	31.7	36.2	100.2	34.0
Less: Net income attributable to noncontrolling interests	1.3	0.3	3.5	1.9
Net income (1)	$30.4	$35.9	$96.7	$32.1

Net income (1) — per share of common stock:
Basic earnings per share	$0.48	$0.57	$1.54	$0.51
Diluted earnings per share	$0.48	$0.56	$1.52	$0.50
Weighted average shares outstanding (basic)	63.0	62.8	62.9	63.2
Weighted average shares outstanding (diluted)	63.4	63.5	63.4	63.9

Cash dividends per share	$0.2100	$0.2075	$0.6300	$0.6225

(1) Net income attributable to Hillenbrand

Condensed Consolidated Statements of Cash Flows
(in millions)

	Nine Months Ended June 30,
	2019	2018
Net cash provided by operating activities	$109.6	$156.3
Net cash used in investing activities	(38.4)	(15.9)
Net cash used in financing activities	(62.5)	(134.5)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	(1.0)
Net cash flows	8.5	4.9

Cash, cash equivalents, and restricted cash:
At beginning of period	56.5	66.7
At end of period	$65.0	$71.6

Reconciliation of Non-GAAP Measures
(in millions, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Net income (1)	$30.4	$35.9	$96.7	$32.1
Impairment charge	—	—	—	63.4
Restructuring and restructuring related	2.4	0.5	3.6	1.7
Business acquisition, development, and integration	3.8	0.1	4.9	2.6
Inventory step-up	—	—	0.2	—
Backlog amortization	1.2	—	2.6	—
Tax Act (2)	—	0.2	1.8	15.1
Tax effect of adjustments	(1.9)	(0.2)	(2.9)	(2.3)
Adjusted Net Income (1)	$35.9	$36.5	$106.9	$112.6

Diluted EPS	$0.48	$0.56	$1.52	$0.50
Impairment charge	—	—	—	0.99
Restructuring and restructuring related	0.04	0.01	0.06	0.03
Business acquisition, development, and integration	0.06	—	0.08	0.04
Inventory step-up	—	—	—	—
Backlog amortization	0.02	—	0.04	—
Tax Act (2)	—	—	0.03	0.24
Tax effect of adjustments	(0.03)	—	(0.04)	(0.04)
Adjusted Diluted EPS	$0.57	$0.57	$1.69	$1.76

(1) Net income attributable to Hillenbrand

(2) The revaluation of the deferred tax balances, the tax on unremitted foreign earnings, and change in deferred tax liability as a result of revising our permanent reinvestment assertion on earnings of foreign subsidiaries driven by the Tax Act.

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Adjusted EBITDA:
Process Equipment Group	$54.9	$58.2	$156.6	$153.7
Batesville	25.3	25.6	83.6	92.1
Corporate	(10.7)	(12.4)	(31.7)	(32.9)
Less:
Interest income	(0.3)	(0.3)	(0.7)	(1.1)
Interest expense	5.2	5.5	16.1	17.8
Income tax expense	11.6	15.2	39.9	52.5
Depreciation and amortization	15.1	14.2	44.3	42.0
Impairment charge	—	—	—	63.4
Business acquisition, development, and integration	3.8	0.1	4.9	2.6
Restructuring and restructuring related	2.4	0.5	3.6	1.7
Inventory step-up	—	—	0.2	—
Consolidated net income	$31.7	$36.2	$100.2	$34.0

	Full-Year 2019 Outlook
	Low		High
GAAP Diluted EPS	$2.23	to	$2.29
Non-GAAP adjustments (1)	0.17		0.17
Adjusted Diluted EPS	$2.40	to	$2.46

(1) Non-GAAP adjustments include restructuring and restructuring related, business acquisition, development, and integration, and other

Forward-Looking Statements

Cautionary Statement

This communication contains statements, including statements regarding the proposed acquisition of Milacron Holdings Corp. (“Milacron”) by Hillenbrand, Inc. (“Hillenbrand”) that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, financings, share repurchases and other measures of financial performance or potential future plans or events, strategies, objectives, expectations, beliefs, prospects, assumptions, projected costs or savings or transactions of Hillenbrand, Milacron or the combined company following Hillenbrand’s proposed acquisition of Milacron (the “Proposed Transaction”), the anticipated benefits of the Proposed Transaction, including estimated synergies, the expected timing of completion of the transaction and other statements that are not strictly historical in nature. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” and similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are not guarantees of future performance or events, and actual results or events could differ materially from those set forth in any forward-looking statement due to any number of factors. These factors include, but are not limited to: the impact of the 2017 Tax Cuts and Jobs Act, enacted by the U.S. government on December 22, 2017, on Hillenbrand’s or Milacron’s financial position, results of operations, and cash flows; the outcome of any legal proceedings that may be instituted against Hillenbrand, Milacron or any companies each may acquire; global market and economic conditions, including those related to the credit and equity markets and international trade related matters, tariffs and other trade matters; volatility of our respective investment portfolios; adverse foreign currency fluctuations; involvement in claims, lawsuits and governmental proceedings related to operations; labor disruptions; the dependence of Hillenbrand’s business units on relationships with several large providers; demand for our respective products being significantly affected by general economic conditions; increased costs or unavailability of raw materials; continued fluctuations in mortality rates and increased cremations; competition from nontraditional sources in the death care industry; any decline in the use of plastic; cyclical demand for industrial capital goods; the competitiveness of the industries in which we operate and the financial resources of our competitors; certain tax-related matters; changes to legislation, regulation, treaties or government policy, including any resulting from the current political environment; the ability of Hillenbrand and Milacron to receive the required regulatory approvals for the Proposed Transaction, or that such regulatory approvals are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the Proposed Transaction, the ability of Milacron to receive the  approval of Milacron’s stockholders and the ability of Milacron and Hillenbrand to satisfy the other conditions to the closing of the Proposed Transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of Hillenbrand and Milacron to terminate the merger agreement; negative effects of the announcement or the consummation of the Proposed Transaction on the market price of Hillenbrand’s and/or Milacron’s common stock and/or on their respective businesses, financial conditions, results of operations and financial performance (including the ability of Milacron to maintain relationships with its customers, suppliers and others with whom it does business); uncertainties as to access to available financing of the Proposed Transaction (including financing for the Proposed Transaction) on a timely basis and on reasonable terms; uncertainties as to the long-term value of the common stock of Hillenbrand following the merger, including the dilution caused by Hillenbrand’s issuance of additional shares of its common stock in connection with the Proposed Transaction; the impact of the additional indebtedness Hillenbrand will incur in connection with the Proposed Transaction; risks relating to the value of the Hillenbrand shares to be issued in the Proposed Transaction; significant transaction costs and/or unknown liabilities of the Proposed Transaction; the possibility that the anticipated benefits from the Proposed Transaction cannot be realized by Hillenbrand in full or at all or may take longer to realize than expected; risks related to disruption of Milacron’s management’s attention from Milacron’s ongoing business operations due to the Proposed Transaction; risks associated with contracts containing consent and/or other provisions that may be triggered by the Proposed Transaction; risks associated with transaction-related litigation; the possibility that costs or difficulties related to the integration of Milacron’s operations with those of Hillenbrand will be greater than expected; the ability of Milacron and the combined company to retain and hire key personnel; the impact  of new or changes in current laws, regulatory or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond Hillenbrand’s and Milacron’s control, such as acts of terrorism. There can be no assurance that the Proposed Transaction  or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see Hillenbrand’s and Milacron’s reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) and other written statements made by Hillenbrand and/or Milacron from time to time. The forward-looking information herein is given as of this date only, and neither Hillenbrand nor Milacron undertakes any obligation to revise or update it.

Additional Information and Where to Find It

In connection with the proposed acquisition by Hillenbrand of Milacron (the “Proposed Transaction”), Hillenbrand will file with the SEC a registration statement on Form S-4 to register the shares of Hillenbrand’s common stock to be issued in connection with the Proposed Transaction.  The registration statement will include a document that serves as a prospectus of Hillenbrand and a proxy statement of Milacron (the “proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY DO AND THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus will be sent to Milacron’s stockholders when it becomes available. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from Hillenbrand or Milacron when it becomes available. The documents filed by Hillenbrand with the SEC may be obtained free of charge at Hillenbrand’s website at www.hillenbrand.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Hillenbrand by requesting them by mail at Hillenbrand, Inc., One Batesville Boulevard, Batesville, IN 47006, or by telephone at (812) 931 6000. The documents filed by Milacron with the SEC may be obtained free of charge at Milacron’s website at www.milacron.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Milacron by requesting them by mail at Milacron Holdings Corp., 10200 Alliance Road, Suite 200, Cincinnati, OH, 45242, or by telephone at (513) 487-5000.

Participants in the Solicitation

Hillenbrand, Milacron and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Milacron’s stockholders with respect to the Proposed Transaction.  Information about Hillenbrand’s directors and executive officers is available in Hillenbrand’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 filed with the SEC on November 13, 2018 and its definitive proxy statement for the 2019 annual meeting of shareholders filed with the SEC on January 2, 2019.  Information concerning the ownership of Milacron’s securities by Milacron’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information regarding the names, affiliations and interests of such individuals is available in Milacron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 28, 2019 and its definitive proxy statement for the 2019 annual meeting of shareholders filed with the SEC on March 15, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Stockholders, potential investors and other readers should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Hillenbrand or Milacron as indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or pursuant to another available exemption.

CONTACT
Rich Dudley, Senior Director, Investor Relations
Phone: 812-931-5001
Email: rich.dudley@hillenbrand.com